UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2006, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

• MoneyGram International, Inc. Deferred Compensation Plan. Upon recommendation by the Human Resources Committee of the Board, the MoneyGram International, Inc. Supplemental 401(k) Plan (the "Supplemental 401(k) Plan") was amended and restated, and renamed as the MoneyGram International, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), to permit eligible employees to elect to defer certain incentive pay awards. Effective January 1, 2006, MGI established the Supplemental 401(k) Plan as a nonqualified, unfunded deferred compensation plan to permit eligible employees to defer certain compensation and receive matching credits on such deferrals. Adopted in 2005, the Supplemental 401(k) Plan was a successor plan to the nonqualified, unfunded deferred compensation plan known as the MoneyGram International, Inc. Supplemental Profit Sharing Plan (the "Profit Sharing Plan"), which provided eligible employees with supplemental profit sharing credits. The Profit Sharing Plan was merged with and continues to be operated under the terms of the Deferred Compensation Plan. The Deferred Compensation Plan will be filed as an exhibit to MGI's next periodic report.

On February 15, 2006, the Human Resources Committee of the Board approved the following:

• Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Performance-Based Restricted Stock Agreement (United States version). A copy of the form of agreement will be filed as an exhibit to MGI's next periodic report.

• Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Non-Qualified Stock Option Agreement (United States version). A copy of the form of agreement will be filed as an exhibit to MGI's next periodic report.

• Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Non-Qualified Stock Option Agreement (United Kingdom version). A copy of the form of agreement will be filed as an exhibit to MGI's next periodic report.

• Form of MoneyGram International, Inc. 2005 Omnibus Incentive Plan Non-Qualified Stock Option Agreement for Directors. A copy of the form of agreement will be filed as an exhibit to MGI's next periodic report.

• Payouts and Performance Factors under the MoneyGram International, Inc. Amended and Restated Management and Line of Business Incentive Plan. The Committee approved the payout of bonuses to MGI’s Named Executive Officers (listed below) based on the achievement of targets on earnings per share, net revenue and cash flow. In addition, the following performance goals were established for 2006: recertification and institutionalization of Sarbanes-Oxley Section 404; establishment of the initial phase of an enterprise risk management program; and the implementation of the initial phase of change management audit recommendations. The following bonus amounts will be paid for 2005 to the Named Executive Officers listed:

Philip W. Milne $1,056,800
David J. Parrin $369,400
Anthony P. Ryan $327,500
William J. Putney $322,800
Mary A. Dutra $264,900

Item 8.01 Other Events.

On February 16, 2006, MGI issued a press release announcing the declaration of a quarterly dividend of $0.04 per share on common stock, payable on April 3, 2006 to stockholders of record at the close of business on March 17, 2006. The press release announcing the dividend is furnished herewith as Exhibit 99.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

February 22, 2006	By:	David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	MGI Press Release Announcing Quarterly Dividend